Exhibit 99.1

GENCOR RELEASES FISCAL YEAR AND FOURTH QUARTER 2012 RESULTS

December 14, 2012 (PRIME NEWSWIRE) - Gencor Industries, Inc., (NASDAQ:GENC) announced today net revenue for the year ended September 30, 2012 was $63.2 million compared to $59.7 million for the year ended September 30, 2011, a 5.8% increase. Gross margin as a percentage of net revenue increased to 19.0% for the year ended September 30, 2012 from 15.8% for the year ended September 30, 2011. Operating income for the year ended September 30, 2012 was $0.4 million compared to an operating loss of $(1.7) million for the year ended September 30, 2011.

The Company had non-operating, net investment income of $6.5 million for the year ended September 30, 2012 compared to a non-operating, net investment loss of $(0.8) million for the year ended September 30, 2011. The Company’s net income was $4.5 million ($.47 per basic and diluted share) for the year ended September 30, 2012, compared to net income of $0.2 million ($.02 per basic and diluted share) for the year ended September 30, 2011.

Net revenue for the quarter ended September 30, 2012 was $14.0 million compared to $12.2 million for the quarter ended September 30, 2011, a 15.0% increase. The loss from operations for the quarter ended September 30, 2012 and 2011 was $(1.4) million. The net loss for the quarter ended September 30, 2012 was $(0.4) million (a negative $(.04) per basic and diluted share) compared to a net loss of $(4.4) million (a negative $(.46) per basic and diluted share) for the quarter ended September 30, 2011.

At September 30, 2012 the Company had $84.7 million in cash and marketable securities, an increase of $10.5 million over the September 30, 2011 balance of $74.2 million. Net working capital was $96.2 million at September 30, 2012. The Company had no short or long term debt.

E. J. Elliott, Gencor’s Chairman, stated, “Overall we are pleased with the Company’s performance in fiscal 2012. Revenue has increased over the past three years and operating results have shown continued improvement. Fiscal 2012 net revenue of $63.2 million is the Company’s highest annual total since 2008. This is reflective of Gencor winning large contracts, even though the market remains very competitive. Gross profit margin of 19.0% for fiscal 2012 was the highest gross profit margin since 2008. The Company continues to see the results of its cost-focused initiatives.”

Mr. Elliott commented, “While we expect the highway construction industry will continue to improve over time, the fiscal and tax uncertainties in the United States are impacting current sales. I am optimistic that as the industry recovers, Gencor will be a major beneficiary. The Company’s financial position is its strongest in its 55 year history.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statement,” including statement about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2012: (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Position and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of the press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact: Eric Mellen, Chief Financial Officer

407-290-6000